UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

(Date of report)	July 17, 2009
(Date of earliest event reported)	July 14, 2009

ONEOK PARTNERS, L.P.
(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

100 West Fifth Street; Tulsa, OK
(Address of principal executive offices)

74103-4298
(Zip code)

(918) 588-7000
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

[] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03                Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On July 14, 2009, ONEOK, Inc., acting as the sole member of our sole general partner, ONEOK Partners GP, L.L.C., approved an amendment to its Limited Liability Company Agreement effective as of that date.  The changes to its Limited Liability Company Agreement, which are reflected in its Third Amended and Restated Limited Liability Company Agreement of the same date, provide for the election and appointment of certain of its officers.

Prior to these amendments, all of its officers were elected by the ONEOK Partners GP, L.L.C. board of directors.  As a result of this amendment, the board of directors retains the exclusive power to elect the ONEOK Partners GP, L.L.C. chief executive officer, chief operating officer, one or more presidents, chief financial officer, chief accounting officer, secretary, treasurer and one or more of executive vice presidents and senior vice presidents (collectively, “Senior Officers”) and any other officers it determines appropriate.  In addition, its chief executive officer now has the concurrent authority to appoint officers other than Senior Officers.

Also, on July 14, 2009, ONEOK Partners, L.P., acting as the sole member of ONEOK ILP GP, L.L.C., the sole general partner of our wholly-owned subsidiary, ONEOK Partners Intermediate Limited Partnership, approved an amendment to its Limited Liability Company Agreement effective as of that date.  This amendment implements the same changes to ONEOK ILP GP, L.L.C.’s limited liability company agreement as those made to ONEOK Partners GP, L.L.C.’s limited liability company agreement concerning the election and appointment of ONEOK ILP GP, L.L.C.’s officers.  This amendment also eliminated the requirement that ONEOK ILP GP, L.L.C. have an audit committee, which had never been formed or convened.

Item 9.01                 Financial Statements and Exhibits.

(d)           Exhibits

Exhibit Number	Description
99.1	Third Amended and Restated Limited Liability Company Agreement of ONEOK Partners GP, L.L.C.
99.2	First Amended and Restated Limited Liability Company Agreement of ONEOK ILP GP, L.L.C.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P. By: ONEOK Partners GP, L.L.C., its general partner

Date:	July 17, 2009	By:	/s/ Curtis L. Dinan
Executive Vice President - Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
99.1	Third Amended and Restated Limited Liability Company Agreement of ONEOK Partners GP, L.L.C.
99.2	First Amended and Restated Limited Liability Company Agreement of ONEOK ILP GP, L.L.C.

Amended and Restated LLC Agreements